EXECUTION COPY




                           CONTINENTAL AIRLINES, INC.

                   Pass Through Certificates, Series 2003-ERJ1

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                December 3, 2003


Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

            At the request of Embraer - Empresa Brasileira de Aeronautica S.A., a Brazilian corporation ("EMBRAER"), Continental Airlines, Inc., a Delaware corporation (the "Company"), proposes that Wilmington Trust Company, as trustee under the Class A Trust (as defined below) (the "TRUSTEE"), issue and sell to the underwriters named in Schedule II hereto (the "UNDERWRITERS") its pass through certificates in the aggregate principal amount and with the interest rate and final maturity date set forth on Schedule I hereto (the "OFFERED CERTIFICATES") on the terms and conditions stated herein.

            The Offered Certificates will be issued pursuant to a Pass Through Trust Agreement, dated as of September 25, 1997 (the "BASIC AGREEMENT"), between the Company and the Trustee, as supplemented with respect to the issuance of the Offered Certificates by a Pass Through Trust Supplement to be dated as of the Closing Date (as defined below) (the "TRUST SUPPLEMENT"), between the Company and the Trustee (the Basic Agreement as supplemented by such Trust Supplement being referred to herein as the "PASS THROUGH TRUST AGREEMENT"). The Trust Supplement is related to the creation and administration of the 2003-ERJ1 Pass Through Trust (the "CLASS A TRUST"). As used herein, unless the context otherwise requires, the term "you" shall mean, collectively, Citigroup Global Markets Inc. ("CITIGROUP") and Morgan Stanley & Co. Incorporated.

            The cash proceeds of the offering of Offered Certificates by the Class A Trust, to the extent not used to purchase Equipment Notes (as defined in the Note Purchase Agreement (as defined below)) on the Closing Date, will be paid to Wells Fargo Bank Northwest, National Association, as escrow agent (the "ESCROW AGENT"), under an Escrow and Paying Agent Agreement among the Escrow Agent, the Underwriters, the Trustee and Wilmington Trust Company, as paying agent (the "PAYING AGENT"), for the benefit of the holders of the Offered Certificates (the "ESCROW AGREEMENT"). The Escrow Agent will deposit such cash proceeds (each, a "DEPOSIT") with Citibank, N.A. (the "DEPOSITARY"), in accordance with a Deposit Agreement relating to the Class A Trust (the "DEPOSIT AGREEMENT"), and, subject to the fulfillment of certain conditions, will withdraw Deposits upon request to allow the Trustee to purchase Equipment Notes from time to time pursuant to a Note Purchase Agreement to be dated as of the Closing Date (the "NOTE PURCHASE AGREEMENT") among the Company, Wilmington Trust Company, as Trustee of the Class A Trust, as Subordination Agent (as hereinafter defined) and as Paying Agent, and the Escrow Agent. The Escrow Agent will issue receipts to be attached to each related Offered Certificate ("ESCROW RECEIPTS") representing each holder's fractional undivided interest in amounts deposited with such Escrow Agent with respect to the Offered Certificates and will pay to such holders through the Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the Deposit Agreement at a rate per annum equal to the interest rate applicable to the Offered Certificates.

            Certain amounts of interest payable on the Offered Certificates will be entitled to the benefits of a liquidity facility. Citibank, N.A. (the "LIQUIDITY PROVIDER") will enter into a revolving credit agreement with respect to the Class A Trust (the "LIQUIDITY FACILITY") to be dated as of the Closing Date for the benefit of the holders of the Offered Certificates issued by such Class A Trust. The Liquidity Provider and the holders of the Offered Certificates will be entitled to the benefits of an Intercreditor Agreement to be dated as of the Closing Date (the "INTERCREDITOR AGREEMENT") among the Trustee, Wilmington Trust Company, as subordination agent and trustee thereunder (the "SUBORDINATION AGENT"), and the Liquidity Provider.

            The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a shelf registration statement on Form S-3 (File No. 333-67886) relating to pass through certificates (such registration statement (including the respective exhibits thereto and the respective documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT"), that are incorporated by reference therein), as amended at the date hereof, being herein referred to as the "REGISTRATION STATEMENT") and the offering thereof from time to time in accordance with Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"). The Registration Statement has been declared effective by the Commission. A final prospectus supplement reflecting the terms of the Offered Certificates, the terms of the offering thereof and other matters relating to the Offered Certificates, as further specified in Section 4(d) hereof, will be prepared and filed together with the Basic Prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, being herein referred to as the "PROSPECTUS SUPPLEMENT" and any such prospectus supplement in the form or forms filed prior to the filing of the Prospectus Supplement being herein referred to as a "PRELIMINARY PROSPECTUS SUPPLEMENT"). The Basic Prospectus included in the

Registration Statement (the "BASIC PROSPECTUS") and relating to all offerings of pass through certificates under the Registration Statement, as supplemented by the Preliminary Prospectus Supplement or the Prospectus Supplement, as the case may be, and, in either case, including the documents incorporated by reference therein, is herein called, the "PRELIMINARY PROSPECTUS" or the "PROSPECTUS", as applicable, except that, if the Basic Prospectus is amended or supplemented on or prior to the date of the Preliminary Prospectus Supplement or the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the terms "PRELIMINARY PROSPECTUS" and "PROSPECTUS" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Preliminary Prospectus Supplement or the Prospectus Supplement, as applicable. Any reference herein to the terms "AMENDMENT" or "SUPPLEMENT" with respect to the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date the Prospectus is filed with the Commission, or the date of such Preliminary Prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

            Capitalized terms not otherwise defined in this Underwriting Agreement (the "AGREEMENT") shall have the meanings specified therefor in the Pass Through Trust Agreement, in the Note Purchase Agreement or in the Intercreditor Agreement; PROVIDED that, as used in this Agreement, the term "OPERATIVE AGREEMENTS" shall mean the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Liquidity Facility, the Pass Through Trust Agreement and the Financing Agreements (as defined in the Note Purchase Agreement).

            1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to, and agrees with each Underwriter that:

            (i) The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; and, on the original effective date of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the Securities Act. On the original effective date of the Registration Statement, the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date hereof and on the Closing Date, the Prospectus, as amended and supplemented, if the Company shall have furnished any amendment or supplement thereto, does not and will not include an untrue statement of a material fact and does not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (x) statements in or omissions from the Registration Statement, the Preliminary Prospectus or the Prospectus based upon (A) written information furnished to the Company by any Underwriter expressly for use therein ("UNDERWRITER INFORMATION"),
      (B) the Embraer Information (as defined in Annex I) or (C) the Depositary Information (as hereinafter defined) or (y) statements or omissions in that part of each Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), on Form T-1.

            (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter, during the period mentioned in Section 4(a) hereof, are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act.

            (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its consolidated subsidiaries taken as a whole (a "CONTINENTAL MATERIAL ADVERSE EFFECT").

            (iv) Each of Continental Micronesia, Inc. and Air Micronesia Inc. (together, the "SUBSIDIARIES") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Continental Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the Prospectus, each Subsidiary's capital stock owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

            (v) Except as described in the Prospectus, the Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Continental Material Adverse Effect. The execution, delivery and performance of this Agreement and the Operative Agreements to which the Company is or will be a party and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than any lien, charge or encumbrance created under any Operative Agreement) upon any property or assets of the Company pursuant to any indenture, loan agreement, contract, mortgage, note, lease or other instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, which breach, default, lien, charge or encumbrance, individually or in the aggregate, would have a Continental Material Adverse Effect, nor will any such execution, delivery or performance result in any violation of the provisions of the charter or by-laws of the Company or any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company.

            (vi) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Company of this Agreement and the Operative Agreements to which it is or will be a party and for the consummation of the transactions contemplated herein and therein, except (x) such as may be required under the Securities Act, the Trust Indenture Act, the securities or "blue sky" or similar laws of the various states and of foreign jurisdictions or rules and regulations of the National Association of Securities Dealers, Inc., and (y) filings or recordings with the Federal Aviation Administration (the "FAA") and under the UCC or other laws in effect in any applicable jurisdiction governing the perfection of security interests, which filings or recordings referred to in this clause (y), with respect to any particular set of Financing Agreements, shall have been made, or duly presented for filing or recordation, or shall be in the process of being duly filed or filed for recordation, on or prior to the applicable "Closing Date", as defined in such Financing Agreements (the "FUNDING DATE").

            (vii) This Agreement has been duly executed and delivered by the Company and the Operative Agreements to which the Company will be a party will be duly executed and delivered by the Company on or prior to the Closing Date or the applicable Funding Date, as the case may be.

            (viii) The Operative Agreements to which the Company is or will be a party, when duly executed and delivered by the Company, assuming that such Operative Agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, each other party thereto, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except (w) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (x) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (y) that the enforceability of the Leases may also be limited by applicable laws which may affect the remedies provided therein but which do not affect the validity of the Leases or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby and (z) with respect to indemnification and contribution provisions, as enforcement thereof may be limited by applicable law. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Company's current report on Form 8-K dated September 25, 1997 and has been duly qualified under the Trust Indenture Act.

            (ix) The consolidated financial statements of the Company incorporated by reference in the Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the

      Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein and except that unaudited financial statements do not have all required footnotes. The financial statement schedules, if any, incorporated by reference in the Prospectus present the information required to be stated therein.

            (x) The Company is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

            (xi) Except as disclosed in the Prospectus, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except where the failure to have such title would not have a Continental Material Adverse Effect; and except as disclosed in the Prospectus, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would have a Continental Material Adverse Effect.

            (xii) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties that individually (or in the aggregate in the case of any class of related lawsuits), could reasonably be expected to result in a Continental Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Operative Agreements.

            (xiii) Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Continental Material Adverse Effect.

            (xiv) Each of the Company and the Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to so obtain, declare or file would not have a Continental Material Adverse Effect.

            (xv) Except as disclosed in the Prospectus, (x) neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim individually or in the aggregate is reasonably expected to have a Continental Material Adverse Effect, and (y) the Company is not aware of any pending investigation which might lead to such a claim that is reasonably expected to have a Continental Material Adverse Effect.

            (xvi) The accountants that examined and issued an auditors' report with respect to the consolidated financial statements of the Company and the financial statement schedules of the Company, if any, included or incorporated by reference in the Registration Statement are independent public accountants within the meaning of the Securities Act.

            (xvii) The Company is not an "investment company", or an entity "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), required to register under the Investment Company Act.

            (xviii) No Appraiser is an affiliate of the Company or, to the knowledge of the Company, has a substantial interest, direct or indirect, in the Company. To the knowledge of the Company, none of the officers and directors of any of such Appraisers is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            (xix) The Company (A) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the material assets of the Company and its consolidated subsidiaries and (B) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorization; (2) transactions are recorded as necessary: (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (y) to maintain accountability for assets; (3) access to material assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (b) The Depositary represents and warrants to, and agrees with, each Underwriter and the Company that:

            (i) The information pertaining to the Depositary set forth under the caption "Description of the Deposit Agreement -- Depositary" (the "DEPOSITARY INFORMATION") in the Prospectus, as amended and supplemented, if the Company shall have furnished any amendment or supplement thereto, does not, and will not as of the Closing Date, contain any untrue statement of a material fact.

            (ii) The Depositary has been duly organized and is validly existing in good standing under the laws of the United States of America and is duly qualified to conduct banking business in the State of New York, with corporate power and authority to own, lease and operate its property, to conduct its business as described in the Depositary Information and to enter into and perform its obligations under this Agreement and the Deposit Agreement.

            (iii) No consent, approval, authorization, or order of, or filing with any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Depositary of this Agreement and the Deposit Agreement and for the consummation of the transactions contemplated herein and therein, except such as may have been obtained.

            (iv) The execution and delivery by the Depositary of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by the Depositary and will not violate any law, governmental rule or regulation or any of its organizational documents or any order, writ, injunction or decree of any court or governmental agency against it or the provisions of any indenture, loan agreement, contract or other instrument to which it is a party or is bound.

            (v) This Agreement has been duly executed and delivered by the Depositary, and the Deposit Agreement will be duly executed and delivered by the Depositary on or prior to the Closing Date.

            (vi) The Deposit Agreement, when duly executed and delivered by the Depositary, assuming that such Deposit Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligations of, the Escrow Agent, will constitute the legal, valid and binding obligations of the Depositary enforceable in accordance with its terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (c) Embraer represents and warrants to, and agrees with, each Underwriter and the Company that:

            (i) (x) As of the date hereof, the Registration Statement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (y) as of its date, the Preliminary Prospectus did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (z) on the date hereof and on the Closing Date, the Prospectus, as amended and supplemented, if the Company shall have furnished any amendment or supplement thereto, does not and will not include an untrue statement of a material fact and does not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus or the Prospectus based upon (A) Continental Information (as defined in Annex I), (B) Underwriter Information or (C) the Depositary Information.

            (ii) Each of Embraer and Refine, Inc. ("REFINE") has been duly organized and is a corporation validly existing in good standing under the laws of its jurisdiction of incorporation or organization, with corporate power and authority to own, lease and operate its properties, conduct its business as currently conducted and perform its obligations under this Agreement and under the Operative Agreements to which it is or will be a party.

            (iii) No consent, approval, authorization, or order of, or filing with any governmental agency or body or any court is required for the valid authorization, execution and delivery by Embraer of this Agreement or by Embraer or Refine of the Operative Agreements to which either Embraer or Refine is or will be a party and for the performance of their respective obligations hereunder and thereunder, as applicable, except such as may have been obtained.

            (iv) The execution and delivery by Embraer of this Agreement and by Embraer and Refine of the Operative Agreements to which either Embraer or Refine is or will be a party and the performance of their respective obligations hereunder and thereunder have been duly authorized by Embraer and Refine, as applicable, and will not violate (w) any law, governmental rule or regulation, (x) any of their respective organizational documents,
      (y) any order, writ, injunction or decree of any court or governmental agency against either Embraer or Refine, as applicable, or (z) except to the extent that any such violation would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of Embraer and its consolidated subsidiaries taken as a whole or Refine, as applicable, the provisions of any indenture, loan agreement, contract or other instrument to which either Embraer or Refine is a party or is bound.

            (v) This Agreement has been duly executed and delivered by Embraer.

            (vi) (1) The Operative Agreements to which Embraer is or will be a party, when duly executed and delivered by Embraer, assuming that such Operative Agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, each other party thereto, will constitute valid and binding obligations of Embraer enforceable in accordance with their terms and (2) the Operative Agreements to which Refine is or will be a party, when duly executed and delivered by Refine, assuming that such Operative Agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, each other party thereto, will constitute valid and binding obligations of Refine enforceable in accordance with their terms, except, in the case of both (1) and (2), (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (z) with respect to indemnification and contribution provisions, as enforcement thereof may be limited by applicable law.

            (vii) On or prior to the Closing Date, the issuance of the Offered Certificates will be duly authorized by the Trustee. When duly executed, authenticated, issued and delivered in the manner provided for in the Pass Through Trust Agreement and sold and paid for as provided in this Agreement, the Offered Certificates will be legally and validly issued and will be entitled to the benefits of the Pass Through Trust Agreement; and when executed, authenticated, issued and delivered in the manner provided for in the Escrow Agreement, the Escrow Receipts will be legally and validly issued and will be entitled to the benefits of the Escrow Agreement.

            (viii) The Class A Trust is not an "investment company", or an entity "controlled" by an "investment company", within the meaning of the Investment Company Act, required to register under the Investment Company Act; and after giving effect to the offering and sale of the Offered Certificates and the application of the proceeds thereof as described in the Prospectus, the Class A Trust will not be, nor will the escrow arrangement contemplated by the Escrow Agreement result in the creation of, an "investment company", or an entity "controlled" by an "investment company", as defined in the Investment Company Act, in each case required to register under the Investment Company Act.

            (ix) The Offered Certificates, this Agreement and the Operative Agreements will conform in all material respects to the descriptions thereof contained in the Prospectus (other than, in the case of the Financing Agreements, as described in the Prospectus).

            (x) The information provided by Embraer to each of Aviation Specialists Group, Inc. ("ASG"), AvSolutions ("AVS") and BK Associates (together with ASG and AVS, the "APPRAISERS") for use by the Appraisers in preparation of their respective reports relating to the Aircraft dated as of November 21, 2003, November 23, 2003 and November 20, 2003, taken as a whole with respect to each such report, did not contain an untrue statement of material fact or omit to state a material fact necessary to make such information not misleading.

            (d) The parties agree that any certificate signed by a duly authorized officer of the Company and delivered to an Underwriter, or to counsel for the Underwriters, on the Closing Date and in connection with this Agreement or the offering of the Offered Certificates, shall be deemed a representation and warranty by (and only by) the Company to the Underwriters as to the matters covered thereby.

            2. PURCHASE, SALE AND DELIVERY OF OFFERED CERTIFICATES. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and the conditions herein set forth, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the principal amount thereof, the aggregate principal amount of Offered Certificates set forth opposite the name of such Underwriter in Schedule II. Concurrently with the issuance of the Offered Certificates, the Escrow Agent shall issue and deliver to the Trustee the Escrow Receipts in accordance with the terms of the Escrow Agreement, which Escrow Receipts shall be attached to the related Offered Certificates.

            (b) The Company is advised by you that the Underwriters propose to make a public offering of the Offered Certificates as set forth in the Prospectus Supplement as soon after this Agreement has been entered into as in your judgment is advisable. The Company is further advised by you that the Offered Certificates are to be offered to the public initially at 100% of their principal amount -- the public offering price -- plus accrued interest, if any, and to certain dealers selected by the Underwriters at concessions not in excess of the concessions set forth in the Prospectus, and that the Underwriters may allow, and such dealers may reallow, concessions not in excess of the concessions set forth in the Prospectus to certain other dealers.

            (c) As underwriting commission and other compensation to the Underwriters for their respective commitments and obligations hereunder in respect of the Offered Certificates, including their respective undertakings to distribute the Offered Certificates, Embraer will pay to Citigroup for the accounts of the Underwriters the amount set forth in Schedule III hereto, which amount shall be allocated among the Underwriters in the manner determined by you. Such payment will be made on the Closing Date simultaneously with the issuance and sale of the Offered Certificates (with attached Escrow Receipts) to the Underwriters. Payment of such compensation shall be made by Federal funds check or by wire transfer of immediately available funds.

            (d) Delivery of and payment for the Offered Certificates (with attached Escrow Receipts) shall be made at the offices of Hughes Hubbard & Reed LLP at One Battery Park Plaza, New York, New York 10004 at 10:00 A.M. on December 10, 2003 or such other date, time and place as may be agreed upon by the Company and you (such date and time of delivery and payment for the Offered Certificates (with attached Escrow Receipts) being herein called the "CLOSING DATE"). Delivery of the Offered Certificates (with attached Escrow Receipts) issued by the Class A Trust shall be made to Citigroup's account at The Depository Trust Company ("DTC") for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof. Payment for the Offered Certificates issued by the Class A Trust and the related Escrow Receipts attached thereto shall be made by the Underwriters by wire transfer of immediately available funds to the accounts and in the manner specified in the Escrow Agreement (PROVIDED, that if the Company notifies you that a Funding Date is occurring on the Closing Date, a portion of such payment in the amount specified by the Company shall be paid to the accounts and in the manner specified in the related Participation Agreement). The Offered

Certificates (with attached Escrow Receipts) issued by the Class A Trust shall be in the form of one or more fully registered global Offered Certificates, and shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co.

            (e) The Company agrees to have the Offered Certificates (with attached Escrow Receipts) available for inspection and checking by you in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

            (f) It is understood that each Underwriter has authorized Citigroup, on its behalf and for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Offered Certificates (with attached Escrow Receipts) that it has agreed to purchase. Citigroup, individually and not as a representative, may (but shall not be obligated to) make payment of the purchase price for the Offered Certificates to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Date.

            3. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Offered Certificates pursuant to this Agreement are subject to the following conditions:

            (a) On the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

            (b) On the Closing Date, you shall have received an opinion of Hughes Hubbard & Reed LLP, as counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit A hereto.

            (c) On the Closing Date, you shall have received an opinion of the General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit B hereto.

            (d) On the Closing Date, you shall have received an opinion of Richards, Layton & Finger, P.A., counsel for Wilmington Trust Company, individually and as Trustee, Subordination Agent and Paying Agent, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit C hereto.

            (e) On the Closing Date, you shall have received an opinion of Ray, Quinney & Nebeker, counsel for the Escrow Agent, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit D hereto.

            (f) On the Closing Date, you shall have received an opinion of in-house counsel for the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit E hereto.

            (g) On the Closing Date, you shall have received an opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit F hereto.

            (h) On the Closing Date, you shall have received an opinion of in-house counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit G hereto.

            (i) On the Closing Date, you shall have received an opinion of Patterson, Belknap, Webb & Tyler LLP, special New York counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit H hereto.

            (j) On the Closing Date, you shall have received an opinion of Katten Muchin Zavis Rosenman, special New York counsel for Embraer, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit I hereto.

            (k) On the Closing Date, you shall have received an opinion of Carlos Rocha Villela, Esq., Brazilian in-house counsel for Embraer, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit K hereto.

            (l) On the Closing Date, you shall have received an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated as of the Closing Date, with respect to the issuance and sale of the Offered Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require.

            (m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to proceed with the completion of the public offering of the Offered Certificates on the terms and in the manner contemplated by the Prospectus.

            (n) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by the President or any Vice President of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and accurate as of such earlier date), that the Company has performed all its obligations to be performed hereunder on or prior to the Closing Date and that, subsequent to the execution and delivery of this Agreement, there shall not have occurred any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, except as set forth in or contemplated by the Prospectus.

            (o) You shall have received from Ernst & Young LLP a letter, dated the date hereof, in form and substance satisfactory to you.

            (p) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading in the rating accorded any of the Company's securities (except for any pass through certificates) by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, or any public announcement that any such organization has under surveillance or review, in each case for possible change, its ratings of any such securities other than pass through certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

            (q) Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates,
      (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            (r) At the Closing Date, each of the Operative Agreements (other than the Financing Agreements) shall have been duly executed and delivered by each of the parties thereto; and the representations and warranties of the Company contained in each of such executed Operative Agreements shall be true and correct as of the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date) and the Underwriters shall have received a certificate of the President or a Vice President of the Company, dated as of the Closing Date, to such effect.

            (s) On the Closing Date, the Offered Certificates shall be rated (x) not lower than "BBB" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and (y) not lower than "Ba3" by Moody's Investors Service, Inc.

            (t) On the Closing Date, the representations and warranties of the Depositary contained in this Agreement shall be true and correct as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date).

            (u) You shall have received from Ernst & Young LLP a letter, dated the Closing Date, which meets the requirements of subsection (o) of this

      Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

            (v) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by the President or any Vice President of Embraer, to the effect that the representations and warranties of Embraer contained in this Agreement are true and correct as of the Closing Date as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and accurate as of such earlier date) and that Embraer has performed all its obligations to be performed hereunder on or prior to the Closing Date.

            The Company or Embraer, as applicable, will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.

            4. CERTAIN COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

            (a) During the period described in the following sentence of this
      Section 4(a), the Company shall advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (except by documents filed under the Exchange Act) and will not effect such amendment or supplement (except by documents filed under the Exchange Act) without the consent of each Underwriter, which consent will not be unreasonably withheld. If, at any time after the public offering of the Offered Certificates as the Prospectus is required by law to be delivered in connection with sales of the Offered Certificates by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading in any material respect, or if it is necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with law, the Company shall prepare and furnish, at Embraer's expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Offered Certificates may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading in any material respect or amendments or supplements to the Registration Statement or the Prospectus so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and cause such amendments or supplements to be filed promptly with the Commission.

            (b) During the period mentioned in paragraph (a) above, the Company shall notify each Underwriter immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) any request by the Commission to the Company for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) receipt by the Company of any notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction, or the institution or threatening of any proceeding for any of such purposes; and the Company agrees to use every reasonable effort to prevent the issuance of any such stop order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment and the Company shall (subject to the proviso to Section 4(e)) endeavor, in cooperation with the Underwriters, to prevent the issuance of any such stop order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

            (c) During the period mentioned in paragraph (a) above, the Company will furnish to each of the Underwriters as many conformed copies of the Registration Statement (as originally filed) and all amendments and supplements to such documents (excluding all exhibits and documents filed therewith or incorporated by reference therein) and as many conformed copies of all consents and certificates of experts, in each case as soon as available and in such quantities as each of the Underwriters reasonably requests.

            (d) Promptly following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the Securities Act and that sets forth the principal amount of the Offered Certificates and their terms (including, without limitation, terms of the Escrow Receipts attached to the Offered Certificates) not otherwise specified in the Preliminary Prospectus Supplement or the Basic Prospectus included in the Registration Statement, the name of each Underwriter and the principal amount of the Offered Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Offered Certificates are to be purchased by the Underwriters from the Trustee, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Certificates. The Company will timely transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the Securities Act.

            (e) The Company shall, in cooperation with the Underwriters, endeavor to arrange for the qualification of the Offered Certificates for offer and sale under the applicable securities or "blue sky" laws of such jurisdictions in the United States as you reasonably designate and will endeavor to maintain such qualifications in effect so long as required for the distribution of the Offered Certificates; PROVIDED that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities, (ii) file a general consent to service of process or
      (iii) subject itself to taxation in any such jurisdiction.

            (f) During the period of ten years after the Closing Date, the Company will promptly furnish to each of the Underwriters, upon request, copies of all Annual Reports on Form 10-K and any definitive proxy statement of the Company filed with the Commission; PROVIDED THAT providing a website address at which such Annual Reports and any such definitive proxy statements may be accessed will satisfy this clause (f).

            (g) Between the date of this Agreement and the Closing Date, the Company shall not, without the prior written consent of the Underwriters, offer, sell, or enter into any agreement to sell (as public debt securities registered under the Securities Act (other than the Offered Certificates) or as debt securities which may be resold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities
      Act), any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned or leased by the Company (or rights relating thereto), excluding the pending exchange offer for the Company's Floating Rate Secured Subordinated Notes due 2007.

            5. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and Embraer agree that the Company or Embraer, as set forth in provisos (ii) and (iii) below, will indemnify and hold harmless each Underwriter, and each Person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Depositary Information or Underwriter Information; PROVIDED, HOWEVER, that
(i) the foregoing indemnity agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Certificates, or to the benefit of any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such Offered Certificates to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities unless such failure to deliver the Prospectus was a result of noncompliance by the Company with its delivery requirements set forth in Section 4(a), (ii) the Company shall be obligated under this Section 5 only with respect to the Continental Information and then only to the extent that a court of competent jurisdiction makes a Final Determination that such losses, claims, damages or liabilities arise out of or are caused by an untrue statement of a material fact contained in or omission of a material fact from the Continental Information (such Final Determination, an "ADVERSE FINAL DETERMINATION"), and (iii) Embraer shall be obligated under this Section 5 to the extent that the Company is not obligated pursuant to the foregoing clause
(ii). "FINAL DETERMINATION" shall mean a determination which has not been stayed or reversed and which has become final and non-appealable in accordance with applicable law.

            The provisions of this Section 5 shall not affect any agreements between the Company, Embraer or any of their respective affiliates for the sharing of, or otherwise allocating, costs and expenses.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of Embraer and the Company, each of their respective directors, each of the officers of the Company who signed the Registration Statement and each person, if any, who controls the Company or Embraer, as the case may be, within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from each of the Company and Embraer to such Underwriter but only with reference to the Underwriter Information provided by such Underwriter and without giving effect to the proviso in Section 5(a).

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY"), and, if such proceeding involves any Continental Information, the Company, in writing. The indemnifying party, upon request of the indemnified party, shall, and the indemnifying party, or, if such proceeding involves any Continental Information, the Company, may elect (any election by the Company to supersede any election by Embraer) to, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party (or the Company as the case may be) may designate in such proceeding and the indemnifying party (or, if the Company elects to designate counsel, Embraer) shall pay the fees and disbursements of such counsel related to such proceeding (provided that if the Company has elected to designate counsel in such proceeding and there is an Adverse Final Determination in such proceeding, then the Company shall reimburse Embraer for such fees and expenses of such counsel theretofore paid by it in the same proportion as the Company is responsible for any judgment in such proceeding pursuant to Section 5(a)). In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(iii) the indemnifying party shall have failed to retain counsel as required by the prior sentence to represent the indemnified party within a reasonable amount of time. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to paragraph (a) above and by the Company after consultation with Embraer in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such fees and expenses are being disputed in good faith. The indemnifying party (or, if such proceeding concerns Continental Information, the Company) at any time may, subject to the last sentence of this Section 5(c), settle or compromise any proceeding described in this paragraph at the expense of the indemnifying party (provided that the Company may not so effect any such settlement or compromise unless either (x) Embraer has consented thereto, which consent shall not be unreasonably withheld or delayed or (y) the Company agrees in its discretion that such settlement or compromise shall be at its expense). For the avoidance of doubt, the parties acknowledge and agree that, unless and until (and then only to the extent that) there is an Adverse Final Determination with respect to any proceeding described in this paragraph, the "indemnifying party" with respect to such proceeding (to the extent that such proceeding involves Continental Information and indemnification is otherwise available under Section 5(a)) shall be Embraer and not the Company, notwithstanding the Company's rights to designate counsel, and effect a settlement or compromise, with respect to such proceeding. No indemnifying party shall (and, if such proceeding concerns Continental Information, the Company shall not), without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

            (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is required to be made but is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then the applicable indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or Embraer, as the case may be, on the one hand, and the Underwriters, on the other hand, from the offering of such Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or Embraer, as the case may be, on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Embraer on the one hand and the Underwriters on the other hand in connection with the offering of such Offered Certificates shall be deemed to be in the same respective proportions as the proceeds from the offering of such Offered Certificates received by the Class A Trust (before deducting expenses) less total underwriting discounts and commissions received by the Underwriters, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of such Offered Certificates (it being acknowledged that the Company shall be deemed for purposes of this paragraph to have received no benefits from the offering). The relative fault of the Company or Embraer, as the case may be, on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to Continental Information, in the case of the Company, other information supplied by the Company or Embraer, as the case may be, in the case of Embraer, or Underwriter Information, in the case of the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Offered Certificates they have purchased hereunder, and not joint.

            (e) The Company, Embraer and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this
Section 5 and the representations and warranties of the Company and Embraer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of either the Company or Embraer, their respective officers or directors or any person controlling the Company or Embraer, and (iii) acceptance of and payment for any of the Offered Certificates. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            6. DEFAULT OF UNDERWRITERS. If any Underwriter defaults in its obligations to purchase Offered Certificates hereunder and the aggregate principal amount of the Offered Certificates that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Certificates, Citigroup may make arrangements satisfactory to the Company for the purchase of such Offered Certificates by other persons, including the non-defaulting Underwriter, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter shall be obligated to purchase the Offered Certificates that such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of the Offered Certificates with respect to which such default occurs exceeds 10% of the total principal amount of the Offered Certificates and arrangements satisfactory to Citigroup and the Company for purchase of such Offered Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriter, Embraer or the Company, except as provided in
Section 5. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

            7. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company, Embraer or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, Embraer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Offered Certificates. If for any reason the purchase of the Offered Certificates by the Underwriters is not consummated, Embraer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 9 and the respective obligations of the Company, Embraer and the Underwriters pursuant to Section 5 shall remain in effect. If the purchase of the Offered Certificates by the Underwriters is not consummated for any reason other than solely because of the occurrence of the termination of the Agreement pursuant to Section 6 or 8, Embraer will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of such Offered Certificates and comply with its obligations under Section 9.

            8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company and Embraer, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in your judgment, is material and adverse or (v) any major disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Offered Certificates and (b) in the case of any of the events specified in clauses
(a)(i) through (v), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

            9. PAYMENT OF EXPENSES. As among Embraer, the Company and the Underwriters, Embraer shall pay all expenses incidental to the performance of the Company's and Embraer's obligations under this Agreement, including the following:

            (i) expenses incurred in connection with (A) qualifying the Offered Certificates for offer and sale under the applicable securities or "blue sky" laws of such jurisdictions in the United States as you reasonably designate (including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith), (B) endeavoring to maintain such qualifications in effect so long as required for the distribution of such Offered Certificates, (C) the review (if any) of the offering of the Offered Certificates by the National Association of Securities Dealers, Inc., (D) the determination of the eligibility of the Offered Certificates for investment under the laws of such jurisdictions as the Underwriters may designate and (E) the preparation and distribution of any blue sky or legal investment memorandum by Underwriters' counsel;

            (ii) expenses incurred in connection with the preparation and distribution to the Underwriters and the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Offered Certificates may have been sold by the Underwriters on their behalf and to any other dealers upon request, either of (A) amendments to the Registration Statement or amendments or supplements to the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading or (B) amendments or supplements to the Registration Statement or the Prospectus so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and the expenses incurred in connection with causing such amendments or supplements to be filed promptly with the Commission, all as set forth in Section 4(a) hereof;

            (iii) the expenses incurred in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, of the Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto, and the cost of furnishing copies thereof to the Underwriters;

            (iv) expenses incurred in connection with the preparation, printing and distribution of this Agreement, the Offered Certificates and the Operative Agreements;

            (v) expenses incurred in connection with the delivery of the Offered Certificates to the Underwriters;

            (vi) reasonable fees and disbursements of the counsel and accountants for the Company;

            (vii) to the extent Embraer is so required under any Operative Agreement to which it is a party, the fees and expenses of the Loan Trustees, the Subordination Agent, the Paying Agent, the Trustee, the Escrow Agent, the Depositary, the Liquidity Provider and the reasonable fees and disbursements of their respective counsel;

            (viii) fees charged by rating agencies for rating the Offered Certificates (including annual surveillance fees related to the Offered Certificates as long as they are outstanding);

            (ix) reasonable fees and disbursements of counsel for the Underwriters;

            (x) all fees and expenses relating to appraisals of the Aircraft;
      and

            (xi) all other reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement; and

            (xii) except as otherwise provided in the foregoing clauses (i) through (xi), all other expenses incidental to the performance of the Company's obligations under this Agreement, other than pursuant to Section 5.

            The provisions of this Section 9 shall not affect any agreements between the Company, Embraer and any of their respective affiliates for the sharing of, or otherwise allocating, costs and expenses.

            10. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to the Underwriters, c/o Citigroup Global Markets Inc., 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Greg Lee, facsimile number (212) 723-8677 and c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention: Equipment Finance Group, facsimile number (212) 761-0786, if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at 1600 Smith Street, HQSEO, Houston, TX 77002, Attention: Treasurer and General Counsel, facsimile number
(713) 324-2447, and if sent to Embraer, will be mailed, delivered or sent by facsimile transmission and confirmed to it at Av. Brigadeiro Faria Lima, 2.170, 12227-901-S.J. dos Campos-SP Brasil, Attention: Chief Financial Officer, with a copy to Katten Muchin Zavis Rosenman, 1025 Thomas Jefferson Street, N.W. Suite 700, Washington, D.C. 20007, Attention: Timothy J. Lynes; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 5 will be sent by facsimile transmission or delivered and confirmed to such Underwriter.

            11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 5, and no other person will have any right or obligation hereunder.

            12. REPRESENTATION OF UNDERWRITERS. Citigroup may act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by Citigroup will be binding upon all the Underwriters.

            13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

            14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            15. SUBMISSION TO JURISDICTION; VENUE; APPOINTMENT OF AGENT.

            (a) Each party hereto hereby irrevocably agrees, accepts and submits itself to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

            (b) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

            (c) To the fullest extent permitted by applicable law, each party hereto hereby waives its respective rights to a jury trial or any claim or cause of action in any court in any jurisdiction based upon or arising out of or relating to this Agreement.

            (d) Embraer hereby irrevocably designates and appoints Corporation Services Company, 1177 Avenue of the Americas, 17th Floor, New York, NY 10036 (the "PROCESS AGENT"), as the authorized agent of Embraer upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of Embraer. Embraer represents to the Underwriters and the Company that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. Embraer hereby irrevocably authorizes and directs the Process Agent to accept such service. Embraer further agrees that service of process upon the Process Agent and written notice of said service to Embraer mailed by first-class mail or delivered to the Process Agent, shall be deemed in every respect effective service of process upon Embraer in any such suit or proceeding. Nothing herein shall affect the right of the Underwriters or the Company, or any person controlling the Underwriters or the Company, to serve process in any other manner permitted by law.

            16. SOVEREIGN IMMUNITY. Each party hereto hereby irrevocably agrees that, to the extent that it or any of its assets now has or may hereafter acquire any right of immunity as against any other party hereto or its respective successors and assigns, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States of America or elsewhere, arising out of this Agreement or the subject matter hereof or any of the transactions contemplated hereby brought by any of the parties hereto or their successors or assigns, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its assets from attachment in aid of execution upon a judgment, it hereby expressly and irrevocably waives and agrees not to assert any such immunity and such waiver shall be irrevocable and not subject to withdrawal in any jurisdiction, including, without limitation, under the United States Foreign Sovereign Immunities Act of 1976.

            17. CURRENCY INDEMNITY. In the event of a judgment, order or award being rendered by any court or tribunal for the payment of any amounts owing to any party hereto (the "PAYEE") under this Agreement or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the "JUDGMENT CURRENCY") other than United States dollars (the "AGREED CURRENCY"), each party hereto obligated to pay such amounts owing (each, a "PAYOR") agrees, to the fullest extent permitted by applicable law, (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the business day following the Payee's receipt of any sum adjudged in the Judgment Currency the Payee may in accordance with the normal banking procedures purchase the Agreed Currency with the Judgment Currency and
(b) to indemnify and hold harmless the Payee against any deficiency in terms of the Agreed Currency in the amounts actually received by the Payee following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the Agreed Currency). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of each Payor separate and independent from its other obligations hereunder and shall apply irrespective of any indulgence granted by the Payee.

            If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Underwriters, the Depositary, Embraer and the Company in accordance with its terms.

                                      Very truly yours,

                                      CONTINENTAL AIRLINES, INC.

                                      By:
                                          --------------------------------------
                                          Name:  Gerald Laderman
                                          Title: Senior Vice President - Finance


                                      EMBRAER - EMPRESA BRASILEIRA
                                      DE AERONAUTICA S.A.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written

By:  CITIGROUP GLOBAL MARKETS INC.


      By:
          ---------------------------------
          Name:
          Title:


By:  MORGAN STANLEY & CO. INCORPORATED

      By:
          ---------------------------------
          Name:
          Title:

CITIBANK, N.A.
as Depositary


By:
    --------------------------------------
    Name:
    Title:

                                   SCHEDULE I
                  (Pass Through Certificates, Series 2003-ERJ1)
                           CONTINENTAL AIRLINES, INC.
                           --------------------------


  Pass Through       Aggregate                                Final
  Certificate        Principal                              Maturity
  Designation          Amount        Interest Rate            Date
  ------------      ------------     -------------       ---------------

   2003-ERJ1        $414,564,763         7.875%          January 2, 2020

                                   SCHEDULE II

                    ==========================================
                   |         UNDERWRITERS     |    2003-ERJ1  |
                   |------------------------------------------|
                   |Citigroup Global Markets  |  $207,282,763 |
                   |Inc.                      |               |
                   |388 Greenwich Street      |               |
                   |New York, NY 10013        |               |
                   |------------------------------------------|
                   |Morgan Stanley & Co.      |  $207,282,000 |
                   |  Incorporated            |               |
                   |1585 Broadway             |               |
                   |New York, NY  10036       |               |
                    ==========================================

                                  SCHEDULE III
                           CONTINENTAL AIRLINES, INC.

Underwriting commission
and other compensation:           $2,694,671
Closing date, time and location:  December 10, 2003
                                  10:00 A.M.,
                                  New York time
                                  Hughes Hubbard & Reed LLP
                                  One Battery Park Plaza
                                  New York, New York 10004

                                     ANNEX I


            For purposes of the Underwriting Agreement, "CONTINENTAL INFORMATION" shall consist of the following information:

            (i) with respect to the Basic Prospectus, all information included therein and all documents deemed to be incorporated by reference therein (and exhibits to such documents if so incorporated), but excluding the Basic Agreement and any documents filed with the Commission subsequent to the Closing Date in connection with the transactions contemplated by this Agreement;

            (ii) with respect to the Registration Statement, all information included therein and all documents deemed to be incorporated by reference therein (and exhibits to such documents if so incorporated), but excluding the Basic Agreement and any documents filed with the Commission subsequent to the Closing Date in connection with the transactions contemplated by this Agreement; and

            (iii) with respect to the Preliminary Prospectus Supplement and the Prospectus Supplement, the statements set forth in the following sections:

                  (a) "Summary Financial and Operating Data";

                  (b) "Risk Factors--Terrorist Attacks and International
            Hostilities", "Risk Factors--Risk Factors Relating to the Company" and "Risk Factors--Risk Factors Relating to the Airline Industry";

                  (c) "The Company"; and

                  (d) "Incorporation of Certain Documents by Reference", and all
            documents deemed to be incorporated by reference in the Preliminary Prospectus Supplement or Prospectus Supplement, as the case may be, as specified in "Incorporation of Certain Documents by Reference" (and exhibits to such documents if so incorporated), but excluding the Basic Agreement and any documents filed with the Commission subsequent to the Closing Date in connection with the transactions contemplated by this Agreement.

            For purposes of the Underwriting Agreement, "EMBRAER INFORMATION" shall consist of all of the information in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement other than the Continental Information.